As filed with the Securities and Exchange Commission on June __, 2008

File No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

OUTCAST, INC.
(Exact name of registrant as specified in its charter)
________________

Nevada	7389	20-3683356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
________________

2658 Del Mar Heights Road, Suite 323
Del Mar, California 92014
(858) 509-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Troy Flowers
President and Chief Executive Officer
2658 Del Mar Heights Road, Suite 323
Del Mar, California 92014
(858) 509-9900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to:
Michael Corrigan, Esq.
11995 El Camino Real Suite 301
San Diego CA 92130
(858) 436-3368
________________

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,601,640	$0.20	$430,328	$20.44

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated _________, 2008

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY 30, 2008
OUTCAST, INC.
2,601,640 SHARES OF COMMON STOCK

This prospectus relates to the offering by the selling stockholders of the Company of up to 2,601,640 shares of our common stock, par value $0.001 per share, including (i) 97,000 shares of common stock issued to investors in a private placement of our common stock that we closed on May 1, 2008 (ii) 1,000,000 shares of common stock issued to two investors in a private transaction on May 28, 2008, (iii) 600,000 shares of common stock issued to our founders and directors and (iv) 904,460 shares of common stock issued to individuals for services provided. This is the initial registration of our common stock.   We will not receive any proceeds from the sale of such common stock. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $110,000) but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.
 The selling stockholders will sell the shares from time to time at a fixed price of $0.20 per share.

Our common stock does not currently trade in the public markets and is not registered for listing with any exchange. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be traded on the OTC Bulletin Board or on any stock exchange.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is May ____, 2008.

Page
Part 1 - Information Required in Prospectus

PROSPECTUS SUMMARY	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS	12
MANAGEMENT’S DISCUSSION AND
ANALYSIS OR PLAN OF OPERATION	13
BUSINESS	19
EMPLOYEES	23
LEGAL PROCEEDINGS	23
MANAGEMENT	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT	28
DESCRIPTION OF SECURITIES TO BE REGISTERED	29
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	29
PLAN OF DISTRIBUTION	30
SELLING STOCKHOLDERS	32
LEGAL MATTERS	35
EXPERTS	35
AVAILABLE INFORMATION	35
INDEX TO FINANCIAL STATEMENTS	36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS	2-1
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	2-1
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS	2-1
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES	2-3
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	2-4
ITEM 17. UNDERTAKINGS	2-4
SIGNATURES	2-6
EXHIBIT INDEX	2-7

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “risk factors” and our financial statements and the notes thereto. As used throughout this prospectus, the terms “Outcast”, the “Company,” “we,” “us,” and “our” refer to Outcast, Inc.

OUTCAST, INC.

Outcast, Inc. was incorporated under the laws of the State of Nevada on September 9, 2005 and commenced business operations in September, 2005.  We were formed for the purpose of providing customers with advertising, marketing and corporate communications services and we operate in a highly competitive industry. The proliferation of media channels, including the rapid development of interactive technologies and mediums along with their integration within all offerings, have effectively fragmented mass audiences. These developments make it increasingly more difficult for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as Outcast for a customized mix of marketing and corporate communications services designed to make the best use of their total marketing expenditures.

We provide an extensive range of services that include:

brand consultancy	investor relations
crisis communications	marketing research
custom publishing	organizational communications
database management	package design
digital and interactive marketing	promotional marketing
direct marketing	public relations
financial/corporate viral marketing	search engine marketing
graphic design	web development

Although the medium used to reach a given client’s target audience may be different across each of these disciplines, the marketing message is developed and delivered in a similar way by providing client-specific consulting services.

Our business model was built and evolves around our clients. While our companies operated under different names and frame their objectives in different manners, we organize our services around our clients. The fundamental premise of our business is to structure our business offerings and allocate our resources based on the specific requirements of our clients. As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

We received net proceeds of $19,400 from the Private Placement closed on May 23, 2008. We intended originally to raise up to $700,000 but determined that based on current market conditions it would be more beneficial to our shareholders to raise capital through an equity financing under more favorable conditions. We believe that we have sufficient capital in place to undergo the registration process and our intention is to raise further capital through an equity financing after this registration statement has been declared effective and its application with FINRA to become traded on the over-the-counter bulletin board has been accepted (see “Risk Factors” for further disclosure).

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect t our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. There is no guarantee that we will be listed on the Over-The-Counter Bulletin Board.

Our principal offices are located at 2658 Del Mar Heights Road, Suite 323, Del Mar, California 92014 and our telephone number is (858) 509-9900.  Our website address is www.outcastcompanies.com. Information contained on our website or that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in making the decision whether to invest in our common stock.

SUMMARY OF THE OFFERING

Common stock offered by the Selling Shareholders:	2,151,640

Common Stock outstanding as of May 30, 2008:	13,533,557

Fixed price	The Selling Shareholders shall offer the shares at a fixed price of $0.20 until such time as our shares are quoted on the OTC Bulletin Board, if ever.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds from the exercise of warrants, if any, for general working capital purposes.

Description of Private Placements and Stock Issuances

In May, 2008, we completed a private block transaction to two shareholders for 500,000 shares each at a value of $0.05 per share for an aggregate sum of $50,000.

In May, 2008, we closed a private placement for 97,000 units which included one share of common stock at a price of $0.20 per share and one common stock purchase warrant with an exercise price of $0.35 per share. There was no minimum investment. We had intended to raise up to $700,000 in the private placement but our board of directors determined based on existing market conditions, that it would be in the Company and its shareholder’s best interests that we close the private placement and pursue registering our shares to be traded on the Over-The-Counter Bulletin Board. Our intention is to raise further capital under more favorable terms after our shares have been approved to trade on the Over-The-Counter Bulletin Board (see “Risk Factors”).

In September, 2005 we issued 10,000,000 shares of common stock to Troy Flowers and Kelly Clark as founders shares.

In March, 2006, we issued 80,000 shares of common stock to Keith Rheinhardt for services.

In March, 2006 we issued 64,000 shares of common stock to Li-An Huang and Jeff Turner for services.

In 2007, we issued 1,883,157 shares of common stock in exchange for services, 208,000 shares for the sale of common stock for an aggregate sum of $26,000, 2,500,000 shares of common stock for the purchase of domain names and retired 3,625,000 founder’s shares.

In January, 2008 through March, 2008, we issued 1,326,400 shares of common stock in exchange for services to eleven individuals and 35,000 shares in exchange for $7,000.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated financial data for our fiscal years 2006 through 2007 and for the three months ended March 31, 2007 and 2008 and our summary consolidated balance sheet data as of March 31, 2008. The consolidated financial data for the fiscal years ended December 31, 2006 and 2007 and for the three months ended March 31, 2007 and 2008 and as of March 31, 2008 have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The following information set forth below should be read in conjunction with our consolidated financial statements, the related notes to these financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Year Ended		3 Months Ended March 31,
Statement of Operations Data	December 31,		(unaudited)
	2007	2006	2008	2007
Revenues	$895,039	$546,000	$359,309	$20,000
Cost of Sales	290,300	247,738	132,738	58,750
Net income (loss)	604,739	298,262	226,571	(38,750)
Pro forma weighted avg. shares outstanding	11,248,100	10,144,000	12,325,964	10144000
Pro forma net income (loss) per common share basic and fully diluted	$(0.005)	$(0.009)	$(0.011)	$(0.013)

Cash flow used in operations	$(140,034)	$(223,275)	$(110,604)	$(117,521)

Cash and cash equivalents (end of period)	$97,282	$14,418	$39,426	$22,338

Balance Sheet Data
Total current assets	$287,424		$320,211
Total assets	$613,271		$646,330
Total current liabilities	$46,141		$36,047
Total stockholder's equity	$567,139		$610,283
Total liabilities and stockholder's equity	$613,271		$646,330

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investments.

THE SECURITIES BEING REGISTERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED (IN THE AFTERMARKET IF ONE DEVELOPS) ONLY BY PERSONS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE PRICE HAS BEEN DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO MARKET VALUE, ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, and assuming an aftermarket of these shares develops, an investor should consider carefully the following risks and highly speculative factors, which may affect our business. In analyzing this registration, prospective investors should carefully read and consider, among other factors, the following:

RISKS RELATING TO OUR BUSINESS

We are a new company with losses since our formation. We may not be able to maintain profitable operations.

We were incorporated on September 9, 2005 in Nevada. We have a brief operating history. Since our incorporation we have focused on commencing operations and implementing our business plan.

We may incur net losses for the foreseeable future. We may not be successful in addressing early stage challenges, such as establishing our position in the market, fostering critical relationships and continually engaging new clients. To implement our business plan of expanding our service offerings and ability to handle new clients, we will be required to obtain additional financing. We cannot guaranty that such additional financing will be available.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our development and growth depends on our ability to establish relationships with sources of key specialty and professional services required by our clients.

We will primarily rely on our management’s expertise in the relevant industries to conduct and develop our business. Our success and growth will depend on our ability to establish relationships with related professional services required by our clients. Ultimately, in order to operate profitably, we need to be able to sell our combination of in house services offered to clients.

If we are not able to continue to provide these services or outsource them, and develop the necessary contacts in the relevant markets, in a way that continues to generate positive cash flow, then our business will suffer, we will not be able to operate profitably and investors may lose their investment.

Companies periodically review and change their advertising, marketing and corporate communications services business models and relationships. If we are unable to remain competitive or retain key clients, our business and financial results may be materially adversely affected.

The businesses in which we participate are highly competitive. Key competitive consideration for retaining existing business and winning new business include our ability to develop creative and strategic solutions that meet client needs, the quality and effectiveness of the services we offer and our ability to efficiently serve clients, particularly large international clients, on a broad geographic basis. While many of our client relationships are long-standing, companies put their marketing and corporate communications services businesses up for competitive review from time to time. We have won and lost accounts in the past as a result of these reviews. To the extent that we are not able to remain competitive, our revenue may be adversely affected, which could then affect our results of operation and financial condition.

Government regulations and consumer advocates may limit the scope of the content of our services, which could affect our ability to meet our clients’ needs, which could have a material adverse effect on our business.

Government agencies and consumer groups have directly or indirectly from time to time affected or attempted to affect the scope, content and manner of presentation of advertising, marketing and corporate communications services, whether through regulations or other government actions. Any such limitations on the scope of the content of our services could affect our ability to meet our clients’ needs, which could have a material adverse effect on our results of operations and financial condition. In addition, there has been an increasing tendency on the part of businesses to resort to the judicial system to challenge advertising practices. We cannot assure investors that such claims by businesses or governmental agencies will not have a material adverse effect on our results of operations and financial condition in the future.

Our ability to continue as a going concern depends upon our ability to raise additional funds in the immediate future.

If we are unable to obtain additional funds in the near future, it is likely that we would be required to cease or reduce our operating activities and we may seek protection from our creditors under the bankruptcy laws. In either case, our stockholders could lose their entire investment.

The actual amount of funds that we will need during or after the next two months will be determined by many factors, some of which are beyond our control. As a result, we may need funds sooner than we currently anticipate. These factors include:

•	expenses incurred by us in connection with the launch of our Web site;
•	costs associated with hiring and retaining additional personnel; and
•	the pace at which we are able to implement our business strategy.

We had previously attempted to raise up to $700,000 in our Private Placement offering which we closed on May 23, 2008. Based on the terms of the Private Placement, under which we offered shares for $0.20 and an accompanying warrant at $0.35, we were only able to raise $19,400. We determined that our shareholders would be best served if we closed that round of financing and registered our stock to become traded on the over-the-counter bulletin board whereupon we intend to raise additional capital under more favorable circumstances. We believe that our ability to raise capital through equity will be more successful where there is a public market available for investors to achieve liquidity, either through Rule 144 or through a registration statement.

If our stock is not approved to become traded on the over-the-counter bulletin board our ability to raise capital under terms that are acceptable to us will increase the risk in our ability to execute our business plan and achieve profitability.

If we fail to significantly increase the number of customers that use our services and Internet users who visit our Web site we may never become profitable.

Our future success is highly dependent on attracting issuers to use our services and Internet users who are willing to use online business information services to visit our Web site. We believe that marketing relationships, direct marketing, advertising, public relations campaigns and offering new and enhanced content and services will help attract issuers to use our services and Internet users to visit our Web site.

We also believe that our long-term success depends largely on our ability to retain issuers and visitors to our Web site. We intend to invest significant resources in our network infrastructure and customer and technical support capabilities to provide high levels of customer service. We cannot be certain that these investments will maintain or improve issuer or visitor retention. In addition, some new visitors to our Web site may not become consistent users of Internet services and may discontinue or limit their use of our Web site.

If the market for online business information develops more slowly than we expect, or if our efforts to attract and retain new issuers and visitors are not successful or cost effective, we may never become profitable.

The success of our business is dependent on our ability to increase brand awareness of, and traffic to, our Web site.

Our future success will depend, in part, on our ability to increase our brand awareness. In order to build brand awareness and increase traffic to our Web site, we must succeed in our marketing efforts and provide high-quality services. Our ability to increase revenues generated from the services we offer on our Web site will depend, in part, on the success of our marketing efforts and our ability to increase the number of visitors to our Web site. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness and traffic to our Web site, our business may never become profitable.

Competition in our industry is intense and many of our competitors have greater resources than we do to respond to changes in our industry.

The business information services industry is intensely competitive. We face direct or indirect competition from the following types of companies:

•	large, well-established business and financial information providers such as Dow Jones, Dialog, Lexis-Nexis, Pearson, Reuters, Thomson, Primark and McGraw-Hill;
•	providers of company information, such as Dun & Bradstreet, MarketGuide, a division of Multex, and Standard & Poor's;
•	on-line information services or Web sites targeted to specific markets or applications, such as NewsEdge, Factset and Bloomberg;
•	Web retrieval, Web "portal" companies and other free or low-cost mass market on-line services such as Excite, Infoseek, Lycos, Yahoo! and AOL/Netscape;
•	Web sites focused on subscription business models, such as The Wall Street Journal Interactive Edition;
•	free or low-cost specialized business and financial information Web sites such as Hoovers.com, Marketwatch.com, Multex.com and TheStreet.com; and
•	other Web sites with a business orientation or a business channel, such as Office.com and Business.com.

Substantially all of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, in all likelihood, they will be able to respond more quickly to new or emerging technologies and changes in user requirements, or to devote greater resources to the development, promotion and sale of their products than we can. These competitors, in all likelihood, will be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, customers and information providers. Our competitors also may develop products that are equal or superior to our products or that achieve greater market acceptance than our products.

The availability of free information may lessen the demand for our services and materially affect our ability to generate revenue.

Some of our competitors offer financial and business information free of charge with the goal of achieving high levels of usage to facilitate the sale of substantial amounts of advertising. To the extent these types of competitors offer products free of charge that are similar to ours, it may lessen the demand for our services and we may not be able to generate any significant revenues from our business operations. In addition, extensive free information is available in the public domain. Sources of this information include government agencies, libraries and sources on the Internet.

We may be subject to legal claims in connection with the content we publish and distribute.

We may be subject to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our Web site or on the Web sites of others with whom we license or co-brand our products. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subject to claims based upon the content that is accessible from our Web site through links to other Web sites. When users of our Web site click links on our site to access other Web sites, we intend to notify users that they are leaving our site by using a pop-up box that explains that they are leaving our site and will be viewing content that is not ours. Users will then have to press a button to continue on to the other page. Presently, we do not maintain insurance to protect us against these types of claims.

Government regulation and legal uncertainties relating to the Web could hurt our business.

Currently, there are few laws or regulations that specifically regulate communications or commerce on the Web. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act prohibits the transmission of certain types of information and content over the Web. In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. This could increase the cost of transmitting data over the Internet. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues including, for example, property ownership, libel and personal privacy is uncertain and could expose us to substantial liability. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. If individual states impose taxes on products and services provided over the Web, the cost of our products may increase and we may not be able to increase the price we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Web could significantly increase the costs of our operations.

If we post information on our Web site about a public and private issuer that is conducting a public or private offering of its securities, we may violate applicable securities laws and be subject to sanctions, fines or other penalties, including registering as a broker-dealer.

Part of our business will include posting profiles of private and public issuers. We may be subject to liability under the Securities Act of 1933 and/or the Securities Exchange Act of 1934, each as amended, in the event that these issuers commence a public or private offering of their securities. In particular, with respect to private issuers relying on certain exemptions from the registration requirements of the Securities Act, the information we post on our Web site about issuers that engage in a private offering may be deemed to be a public offer of securities. Similarly, with respect to issuers that intend to commence a public offering of their securities, information that we post on our Web site about these issuers may be deemed to be a "prospectus". To avoid making public offerings of securities that are intended to be privately placed and to avoid information about public issuers posted on our Web site being deemed a "prospectus" with respect to issuers that are engaging in a public offering, before engaging our services, issuers will be required to represent to us in their engagement agreement with us that, prior to engaging in any public or private offering, they will advise us of such intention. Further, such issuer will acknowledge in such engagement agreement that any information regarding an issuer will be removed from our Web site prior to such issuer commencing any offering. We will require our clients to indemnify us from any loss resulting from their failure to notify us about their intention to engage in a public or private offering. As our business grows, it will be impossible for us to monitor the activities of all of our clients. We cannot assure you that our clients will notify us of their intention to commence an offering of their securities. Management expects to observe regulatory/compliance standards, however, we cannot assure you that we will avoid regulatory inquiries, the costs of responding to regulatory inquiries, or the imposition of sanctions, fines or other penalties, including having to register as a broker-dealer, which we may incur.

We are subject to the risk of possibly becoming an investment company.

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. Presently, a majority of our current assets consists of marketable securities of other companies. While we do not intend to engage in such activities that would cause us to become an investment company, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if we were required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

The loss of Troy Flowers could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Troy Flowers, President and Chief Executive Officer. Since the Company’s major responsibilities are managed by Mr. Flowers, the loss of services of Mr. Flowers will disrupt, if not stop, our operations. Specifically, in the event that Mr. Flowers is unable to provide his services, the remaining employees will have to contribute additional efforts to take on the additional responsibilities and to find an appropriate replacement. An appropriate replacement may not be available. Such event could significantly disrupt our operations and would have a negative impact on our Company’s financial performance and stock price. We do not hold a key man life insurance policy for Mr. Flowers.

RISKS RELATED TO THE SECURITIES MARKET AND INVESTMENT IN OUR COMMON STOCK

There may not be a viable public market for our common stock.

Prior to this offering, there has been no public market for our common stock. We plan to apply for a listing of our Common Stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our Common Stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever developed or sustained. If for any reason our common stock is not approved to trade on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock. Consequently, our stock price, if and when publicy-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management’s attention and resources.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. In addition, we will be required to spend significant resources to comply with the various rules and regulations of the Securities Act and Exchange Act applicable to public reporting companies.   As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Future sales of our common stock or securities convertible into our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We have 13,533,557 shares of common stock outstanding as of May 30, 2008, and 13,630,557 shares outstanding on a fully diluted basis assuming the exercise of 97,000 warrants which have an exercise price of $0.35 that are currently outstanding as of May 30, 2008.

Effective February 15, 2008, the SEC adopted revisions to Rule 144. Under the newly adopted revisions:

•	the holding period for restricted shares of our common stock after the completion of this offering has been reduced to six months under specified circumstances.
•	the restrictions on the sale of restricted shares of our common stock held by affiliates and non-affiliates of ours has been reduced; and
•	certain other restrictions on resale of the shares of our common stock under Rule 144 were modified to make it easier for our stockholders under specified circumstances to sell their shares.

Our existing principal stockholders, executive officers and directors will continue to have substantial control over us after this offering, which may prevent you and other stockholders from influencing significant corporate decisions and may harm the price of our common stock.

Upon completion of this offering, our principal stockholders, executive officers and directors together with their affiliates, will beneficially own, in the aggregate, approximately 82.74% of our outstanding common stock. These stockholders may have interests that conflict with yours and, if acting together, have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, may have the ability to control our management and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by:

•	delaying, deferring or preventing a change of control;
•	impeding a merger, consolidation, takeover or other business combination involving us; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If securities or industry analysts do not publish research or publish inaccurate or unafavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts, as well as other financial media publications on the Internet and print publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

The continued expansion of our business may require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to do so in the future would be at the discretion of our board of directors and will depend upon our results of operations, financial condition, and other factors that our board of directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on our investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

 Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 65,000,000 shares of common stock and 10,000,000 shares of preferred stock, and to issue securities convertible or exercisable for shares of our common stock without stockholder approval. We may need to raise additional capital to fund our business operations. If we raise funds by issuing equity securities, our existing stockholders may experience substantial dilution.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Forward-Looking Statements

Some of the statements contained in this Registration Statement that are not historical facts are “forward-looking statements” which can be defined by the use of terminology such as “estimates,” “projects.” “plans,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current believes with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Lack of demand for our products and services;
•	Competitive products and pricing;
•	Limited amount of resources devoted to advertising and marketing;
•	Competitive pressures in the marketing industry;
•	General conditions in the economy and capital markets.

USE OF PROCEEDS

This prospectus related to the shares of our commons stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of May 30, 2008 we had 13,533,557 shares of common stock issued and outstanding and approximately 38 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

As of May 30, 2008, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are a diversified marketing company. We provide professional services to clients through multiple divisions of our business including traditional media advertising, public relations and specialty communications. Our business model was built and evolves around our clients. While our companies operated under different names and frame their objectives in different manners, we organize our services around our clients. The fundamental premise of our business structure is to structure our business offerings and allocate our resources based on the specific requirements of our clients. Our client’s specific requirements are the central focus in how we structure our business offerings and how we allocate our resources.

As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

We continually seek to grow our business with our existing clients by maintaining our client-centric approach, as well as expanding our existing business relationships into new markets and with new clients. In the future, we intend to pursue selective acquisitions of complementary companies with strong, entrepreneurial management teams that typically either currently serve or have the ability to serve our existing client base.

Our business is negatively affected during periods of economic downturn and geopolitical unrest. During these times our industry has historically experienced slower growth rates and industry-wide margin contraction. We believe that our relatively lean operating cost structure reduces our exposure to adverse economic conditions.

Because we are a service business, we monitor salary and service costs and office and general costs as a percentage of revenue. Salary and service costs tend to fluctuate in conjunction with changes in revenue. Office and general expenses, which are not directly related to servicing clients, are less directly linked to changes in our revenues than salary and service costs. These costs tend to increase as revenues increase. However, the rate of increase in these expenses could be more, or less than the rate of increase in our revenues.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the accompanying financial statements and related footnotes. We base our estimates and assumptions on historical experience, observance of industry trends and various other sources of information and factors. Actual results may differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions. We consider an accounting estimate to be critical if: 1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and 2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. Management has discussed the development and selection of these critical accounting estimates with the Board of Directors. In addition, there are other items within our financial statements that require estimation, but are not deemed critical as defined above.

Long-lived Assets

Long-lived assets, comprised of equipment, and identifiable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may cause an impairment review include significant changes in technology that make current computer-related assets that we use in our operations obsolete or less useful and significant changes in the way we use these assets in our operations. When evaluating long-lived assets for potential impairment, we first compare the carrying value of the asset to the asset’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted and with interest charges). We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value. If we recognize an impairment loss, the adjusted carrying amount of the asset becomes its new cost basis. The new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Using the impairment evaluation methodology described herein, there have been no long-lived asset impairment charges for each of the last two years.

Our impairment loss calculations contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

We have not made any material changes in our impairment loss assessment methodology during the past two fiscal years. We do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions we use to calculate long-lived asset impairment losses. However, if actual results are not consistent with our estimates and assumptions used in estimating future cash flows and asset fair values, we may be exposed to losses that could be material.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 and FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fiscal Year Ended December 31, 2007 and 2006 Results of Operations

The following table sets forth our statements of operations data for the years ended December 31, 2007 and 2006.

	Year Ended December 31,
Statement of Operations Data	2007	2006

Revenues and Cost of Sales
Revenues	$895,039	$546,000
Cost of sales	290,300	247,738
Gross profit	604,739	298,262
Operating Expenses:
General and administrative	384,231	420,100
Sales and marketing	2,907	1,610
Total operating expenses	387,138	421,710
(Loss) from operations	217,601	(123,448)
Other income (expense):
Interest and dividend income	447	177
Interest expense	(135)	-
Realized gain (loss) on marketable securities	(47,620)	6,098
Total other income (expense)	(47,308)	6,275
Earnings (loss) before taxes	170,293	(117,173)
Income taxes	-	(1,237)
Net loss	$170,293	$(118,410)
Other comprehensive income (loss) – Unrealized gain (loss) on marketable securities	$(229,953)	$23,570
Comprehensive income (loss)	$(59,660)	$(94,840)

Revenues

For the year ended December 31, 2007, we achieved net revenue of $895,039, an increase of $349,039, or 63% on a year-over-year basis from revenues of $546,000 for fiscal year 2006. The positive variance of $349,039 was the result of increased customers.

Cost of Sales

For the year ended December 31, 2007, cost of sales was $290,300, an increase of $42,562, or 17% on a year-over-year basis from $247,738 in cost of sales for fiscal year 2006. Cost of sales, as a percentage of revenue represented approximately 32.4% of total sales in 2007 as compared with 45.3% of total sales in 2006. The positive variance was the result of lower costs to service our contracts and higher overall fees charged.

Gross Profit

Gross profit for the year ended December 31, 2007 increased by $306,477, or 102% to $604,739 compared to $298,262 for the year ended December 31, 2007. Gross margin for the fiscal year 2007 was 67.5% compared to 54.6% the previous year. The improvement in gross profit was primarily due to lower cost of sales, increased fees for services and increased customer activity.

Selling, General and Administrative

For the years ended December 31, 2007 and 2006, selling, general and administrative expenses were $387,138 and $421,710, respectively. The $34,572, or 8.1% favorable variance was the result of lower general and administrative costs.

Income (Loss) from Operations

The Company reported income from operations for the year ended December 31, 2007 of $217,601, or 24.3% of net revenue compared to a loss from operations for the year ended December 31, 2006 of ($123,448), a $341,049 improvement. Due to favorable variances in essentially all areas of the business, the Company reported significant operational income compared to the previous year.

Other Income and Expense

For the year ended December 31, 2007 and 2006, other income and (expense) was ($47,308) and $6,275, respectively. The increase in expense during 2007 of $53,583 was primarily due to the recognition of losses resulting from the sale of common stock originally issued to the Company from customers in exchange for our services. The Company regularly receives stock as compensation for our services and records revenue based on the fair market value of those securities on the date of their issuance. Resulting gains and losses are recorded upon sale of those securities pursuant to the guidance issued in FASB Statements No. 115 and 159.

Net Income (Loss)

Net income for the year ended December 31, 2007 was $170,293, or 19% of net revenue compared to a loss of ($118,410) for the prior year.

Comprehensive Income (Loss)

For the year ended December 31, 2007 and 2006, comprehensive income (loss) was ($229,953) and $23,570, respectively. The increase of $253,523 in our loss during 2007 was due to the unrealized loss on marketable securities being recognized pursuant to FASB Statements No. 115 and 159 whereby the change in the value of securities held-for-sale is recorded to the statement of operations at each reporting period.

Liquidity and Capital Resources

From inception to December 31, 2007, we have incurred an accumulated deficit of ($154,500). This loss has been incurred through a combination of professional fees and expenses supporting our operations as well as continued operating losses. However, in the current year we have experienced notable organic growth resulting in a larger customer base.

We have financed our operations since inception primarily through operating cash flow and equity financing. Total cash resources as of December 31, 2007 was $97,282, while marketable securities at fair value were $121,603 and accounts receivable were 63,539 (see Note C of our financial notes).

Fiscal Quarter Ended March 31, 2008 and 2007

The following table sets forth our statements of operations for the quarter ended March 31, 2008 and 2007.

	Quarter Ended March 31,
Statement of Operations Data	2008	2007

Revenues and Cost of Sales
Revenues	$359,309	$20,000
Cost of sales	132,738	58,750
Gross profit	226,571	(38,750)
Operating Expenses
General and administrative	301,920	54,886
Sales and marketing	5,748	-
Total operating expenses	307,668	54,886
(Loss) from operations	(81,097)	(93,636)
Other income (expense):
Interest and dividend income	133	21
Interest expense	-	(135)
Realized gain (loss) on marketable securities	(90,829)	23,729
Total other income (expense)	(90,606)	23,615
Earnings (loss) before taxes	(171,793)	(70,021)
Income taxes	-	-
Net loss	$(171,793)	$(70,021)
Other comprehensive income (loss) – Unrealized gain (loss) on marketable securities	$42,146	$(66,695)
Comprehensive income (loss)	$129,647	$(136,716)

Revenues

For the quarter ended March 31, 2008, we achieved net revenue of $359,309, an increase of $339,309, or 1,696% on a year-over-year basis from revenues of $20,000 for the same period last year. The positive variance of $339,309 was the result of increased customers.

Cost of Sales

For the quarter ended March 31, 2008, cost of sales was $132,738, an increase of $73,988, or 125% on a year-over-year basis from $58,750 in cost of sales for the first quarter of fiscal 2006. Cost of sales, as a percentage of revenue represented approximately 36.9% of total sales in the March 31, 2008 quarter as compared with 293% of total sales for the same period last year. The positive variance was an increased number of contracts and higher overall fees charged.

Gross Profit

Gross profit for the quarter ended March 31, 2008 increased by $265,321, or 684% to $226,571 compared to ($38,750) for the same period last year. Gross margin for the first quarter of 2008 was 63% compared to no gross profit in the previous year’s first quarter. The improvement in gross profit was primarily due increased fees for services and increased customer activity.

Selling, General and Administrative

For the quarters ended March 31, 2008 and 2007, selling, general and administrative expenses were $307,668 and $54,886, respectively. The $252,782, or 460% increase in SG&A was the result of increased general and administrative costs to support increased sales activity for the period.

Income (Loss) from Operations

The Company reported a loss from operations of ($81,097) for the quarter ended March 31, 2008 compared to a loss from operations of ($93,696) for the same period last year. The loss from operations for the first quarter of fiscal year 2008 was primarily due to increased personnel and expenses to support expansion efforts during the period.

Other Income and Expense

For the quarter ended March 31, 2008 and 2007, other income and (expense) was ($90,696) and $23,615, respectively. The increase in expense over the prior year quarter of $114,311 was primarily due to the recognition of losses resulting from the sale of common stock originally issued to the Company from customers in exchange for our services. The Company regularly receives stock as compensation for our services and records revenue based on the fair market value of those securities on the date of their issuance. Resulting gains and losses are recorded upon sale of those securities pursuant to the guidance issued in FASB Statements No. 115 and 159.

Net Income (Loss)

Net loss for the quarter ended March 31, 2008 was ($171,793), compared to a loss of ($70,021) for the prior year.

Comprehensive Income (Loss)

For the quarter ended March 31, 2008 and 2007, comprehensive income (loss) was $42,146 and ($66,695), respectively. The increase of $108,841 over the prior year quarter was due to the unrealized gain on marketable securities being recognized pursuant to FASB Statements No. 115 and 159 whereby the change in the value of securities held-for-sale is recorded to the statement of operations at each reporting period.

Liquidity and Capital Resources

From inception to March31, 2008, we have incurred an accumulated deficit of ($284,147). This loss has been incurred through a combination of professional fees and expenses supporting our operations as well as continued operating losses.

We have financed our operations since inception primarily through operating cash flow and equity financing. Total cash resources as of March 31, 2007 was $39,426, while marketable securities at fair value were $140,246 and accounts receivable were $140,539 (see Note C of our financial notes for the period ended March 31, 2008).

As we continue to increase our level of operations the cash needs will increase and therefore we will need additional financing to supplement cash flows. Until we can maintain sufficient levels of revenues, we will need to raise additional funds during the next 12 month period. Our expected cash requirements of the next 12 months period will be approximately $300,000. Part of this requirement is due to the anticipation of adding additional staff in the future to support our expansion. If we are not successful in raising the required capital, we will have to rely on our existing cashflow to sustain operations which will limit our ability to grow our business. This will require that we will need to reduce the outflows of cash for operating expenses. There are currently no demands or commitments other than the employment agreements of the executives and our current lease commitment that will necessitate liquidation of the Company. The current level of cash is not enough to cover the employment agreements and office rent for the next 12 months. If necessary, the officers may accrue salaries to conserve cash.

There can be no assurance that our plans discussed above will materialize and/or that we will be successful in funding our estimate cash shortfalls through additional debt or equity capital and/or any cash generated by our operations. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Significant Capital Expenditures

There were no significant capital expenditures.

Recent Financings and Events

Through May 2008, we sold 85,000 units, which included one share of common stock of our company in exchange for $0.20 per share and 1 common stock purchase warrant exercisable for a term of 2 years at a price of $0.35 per share.

On May 28, 2008 we sold 1,000,000 shares of common stock of our company to two investors in a block transaction in exchange for $0.05 per share.

BUSINESS

Overview

We are a media and marketing services company focused on providing customers with advertising, marketing and corporate communications services. Our mission is to find more and better ways to meet the marketing and communications needs of our clients across print, Internet, mobile and multimedia platforms.

The proliferation of media channels, including the rapid development of interactive technologies and mediums along with their integration within all offerings, have effectively fragmented mass audiences. These developments make it increasingly more difficult for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as Outcast for a customized mix of marketing and corporate communications services designed to make the best use of their total marketing expenditures.

We leverage new technologies to provide brands with increasing new and unconventional ways to interact with their target audience with a level of proficiency and customization across broader, integrated communications platform. Our goal is to provide our clients with more impacting and engaging dialogues between their brands and their consumers and/or target audience.

Our culture is client-centric which means that we create a formal process to conform to client’s specific needs and address each aspect of their marketing challenges.

We provide an extensive range of services that include:

brand consultancy	investor relations
crisis communications	marketing research
custom publishing	organizational communications
database management	package design
digital and interactive marketing	promotional marketing
direct marketing	public relations
financial/corporate viral marketing	search engine marketing
graphic design	web development

Although the medium used to reach a given client’s target audience may be different across each of these disciplines, the marketing message is developed and delivered in a similar way b providing client-specific consulting services.

Our business model was built and evolves around our clients. While our companies operated under different names and frame their objectives in different manners, we organize our services around our clients. The fundamental premise of our business structure is to structure our business offerings and allocate our resources based on the specific requirements of our clients. As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

The Marketing Industry

Historically, advertising and promotions have been the primary service provided by the marketing communications industry. However, as clients aim to establish one-to-one relationships with customers, and more accurately measure the effectiveness of their marketing expenditures, specialized and digital communications services are consuming a growing portion of marketing dollars. This is increasing the demand for a broader range of non-advertising marketing communications services (i.e., direct marketing, sales promotion, interactive, etc.). The notion of a mass market audience is giving way to life-style segments, social events/networks, and online/mobile communities, each segment requiring a different message and/or different often non-traditional, channel of communication. Global marketers now seek innovative ideas wherever they can find them, providing new opportunities for small to mid-sized communications companies.

“Below the Line Marketing”

Marketing services includes interactive, sales promotion, public relations, market research, viral marketing and direct marketing. These activities are characterized as “below the line” business for ad agencies and are typically part of the marketing budget, not the ad budget.

The shift in marketing spend from mass media branding efforts to targeted, direct response marketing, including interactive marketing is creating a greater opportunity for our business. This shift is being driven by “below the line’s” ability to create measurable results and ROI metrics that are important to marketers under increasing pressure to prove the value of their campaigns. We believe that the demand for quantitative results will continue to intensify over time.

Strategy

Our goal is to expand our business model to reach a broader target customer base and our strategies to realize this objective include:

•
  Matching our services to the needs of our clients – a “Client-Centric” approach. As our clients enhance their existing brands, we will continue to match our solutions to meet the needs, and where necessary, adapt services as their needs change and grow. Our adaptability will be contingent on our ability to scale our service offerings and shift employees to address surges in a client’s promotional activity.

•
  Multi-Channel Marketing – we strive to provide marketing partners with multi-channel campaigns to improve overall campaign performance. The Internet Advertising Bureau reports that overall sales can improve by anywhere from 7 percent to 34 percent, depending on the channel, when multiple “below the line” marketing programs are used in concert.

Marketing

We market our services locally and nationally through newsletters and strategic partnerships that develop lead pipelines and referral bases for us. We sell our services through about 2 to 3 direct salespersons and indirectly through strategic partners. We focus on fostering long-term relationships with our clients.

Clients

Our clients consist of direct purchasers of graphics services, small to mid-sized businesses seeking a stronger online presence and publicly traded companies seeking broader investor awareness of their corporate message, service and product offerings.

Competition

Our competition comes primarily from other independent graphics services and marketing firms that have similar capabilities. In addition, we compete with direct mail companies and other local distribution entities for advertising, marketing and promotional expenditures. Many of our current and potential competitors have longer operating histories, larger client bases and significantly greater financial, marketing and other resources than we do. There has also been consolidation in the media industry by our competitors, which include market participants with interests in multiple media businesses that are often vertically integrated. If we face increased competition, our business, operating results and financial condition may be materially and adversely affected.

Clients are able to move from one agency to another with relative ease, in part because accounts are terminable on short notice, usually 60 to 90 days. Clients may also reduce advertising and marketing budgets at any time.

We believe that our principal competitive advantages are:

•	Our established network of owned and represented media assets;

•	Our relationships in key verticals that provide us with a consistent flow of referral business;

•	Our knowledge of and strong connection with the financial services industry; and

•	Our ability to deliver targeted audiences to clients through cost-effective, multi-platform advertising, marketing and promotional programs.

Government Regulation

We are subject to various federal and state law and regulation relating to our Internet based business. The regulation currently focuses on data collection, privacy, social networking, user generated content and information security. Because of the increasing popularity of the Internet and the growth of online services, there are regular initiatives at both the federal and state level to expand the scope of regulation as problems and perceived problems arise and develop. Although much of the regulation is well founded, it does have an impact on how we conduct our business and may have an impact on our financial results if we are limited in our business activities or there are additional costs associated with compliance.

A number of government authorities, both in the United States and abroad, and private parties are increasing their focus on privacy issues and the use of personal information. Well-publicized breaches of data privacy and consumer personal information have caused state legislatures to enact data privacy legislation. Many states, including New York, California and Pennsylvania, have enacted data privacy legislation, including data breach notification laws, and laws penalizing the misuse of personal information in violation of published privacy policies. Data privacy and information security legislation is also being considered at the federal level, which if enacted, could adversely affect our business. In addition to the specific data privacy and data breach statutes, the FTC and attorneys general in several states have investigated the use of personal information by some Internet companies under existing consumer protection laws. In particular, an attorney general or the FTC may examine privacy policies to ensure that a company fully complies with representations in the policies regarding the manner in which the information provided by consumers and other visitors to a website is used and disclosed by the company and the failure to do so could give rise to a complaint under state or federal unfair competition or consumer protection laws. We review our privacy policies on a regular basis, and currently, we believe we are in compliance with applicable federal and state laws. Our business could be adversely affected if new regulations or decisions regarding the use and/or disclosure of personal information are implemented in such ways that limit our ability to collect and use the information, or if government authorities or private parties challenge our privacy practices that result in restrictions on us, or we experience a significant data or information breach which would require public disclosure under existing notification laws and for which we may be liable for damages or penalties.

The United States Congress enacted the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM, regulating “commercial electronic mail messages” (i.e., e-mail), the primary purpose of which is to promote a product or service. The FTC has promulgated various regulations applying CAN-SPAM and has enforcement authority for violations of CAN-SPAM. Any entity that sends commercial e-mail messages, such as Alloy and our various subsidiaries for itself and clients, and those who re-transmit such messages, must adhere to the CAN-SPAM requirements. Violations of its provisions may result in civil money penalties and criminal liability. Although the FTC has publicly announced that it does not at the present time intend to do so, CAN-SPAM further authorizes the FTC to establish a national “Do Not E-Mail” registry akin to the “Do Not Call Registry” relating to telemarketing. The Federal Communications Commission has also promulgated CAN-SPAM regulations prohibiting the sending of unsolicited commercial electronic e-mails to wireless e-mail addresses and has released a “Do Not E-Mail” registry applicable to wireless domain addresses, some of which may be in our databases. Compliance with these provisions may limit our ability to send certain types of e-mails on our own behalf and on behalf of several of our advertising clients, which may adversely affect our business. While we intend to operate our businesses in a manner that complies with the CAN-SPAM provisions, we may not be successful in so operating. If it turns out we have violated the provisions of CAN-SPAM we may face enforcement actions by the FTC or FCC or face civil penalties, either of which could adversely affect our business.

In addition to the federal CAN-SPAM regulations, many states have comparable legislation. There have been a number of cases brought as class actions based on the federal and state statutes. At the state level the courts have tended to decide in favor of the plaintiffs and awarded substantial damages. An award of damages, at either the federal or state level could have a detrimental impact on our financial results.

Social networking websites are under increased scrutiny. Legislation has been introduced on the state and federal level that could regulate social networking websites. Some of the proposed rules call for more stringent age-verification techniques, attempt to mandate data retention or data destruction by Internet providers, and impose civil and/or criminal penalties on owners or operators of social networking websites. For example, the United States Congress is considering the Deleting Online Predators Act of 2007 which, if enacted in its current form, would require certain schools and libraries to protect minors from online predators in the absence of parental supervision when using commercial networking websites and chatrooms. Such law could potentially limit user access to our websites. Similar bills to ban or restrict access to social networking sites are also being introduced and considered on the state level.

Legislation concerning the above described online activities is in various stages of development and implementation in other countries around the world and could affect our ability to make our websites available in those countries as future legislation is made effective. It is possible that state and foreign governments might also attempt to regulate our transmissions of content on our website or prosecute us for violations of their laws.

Governments of states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities even though we do not have a physical presence and/or operate in those jurisdictions. As our products and advertisements are available over the Internet anywhere in the world, and we conduct marketing programs in numerous states, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions and pay various taxes in those jurisdictions.

EMPLOYEES

We have 3 full-time and 1 part-time employees as of May 23, 2008. The majority of our services are fulfilled through independent contractors.

LEGAL PROCEEDINGS

We are not presently a party to any pending material litigation nor, to the knowledge of our management, is any litigation threatened against us.

MANAGEMENT

Our executive officers and directors and their respective ages and positions as of May 23, 2008 are as follows:

Name	Age	Position
Troy J. Flowers (1)	41	CEO, CFO and Chairman
Kelly Clark (2)	27	Chief Operating Officer and Director
Todd M. Pitcher (3)	39	Secretary
Michael L. Corrigan	58	Director

(1)	Our full time employee and CEO, receives an annual salary of $151,667.
(1)	Our full-time COO receives an annual salary of $81,250
(2)	Our Secretary since June, 2007 working on a consulting basis at a rate of $90/hour, received 750,000 shares of the Company's stock as of January, 2008.

Executive Biographies

TROY FLOWERS is the founder, CEO, President and original board member of Outcast. Mr. Flowers has been self employed in various facets of the financial services industry since 2001, with an extensive background in investment research, consulting, strategic planning and investor relations. In September 2005, Mr. Flowers began several companies: Amalfi Research Group, Ltd. which he sold to his partner in March 2007; Outcast, Inc., and Seacoast Advisors, Inc, f/k/a Seacoast Financial LLC. From 2000 through 2005, Mr. Flowers was self employed as a real estate investor, day trader and trading consultant to small private and public companies. Prior to 2001, he owned and operated a brokerage firm office working in the capacity of President and Trading Supervisor before starting his own office. From 1995 to 1999, Mr. Flowers was employed by La Jolla Capital as Vice President and Director of Corporate Finance and then Pacific Cortez in the capacity of President and head trader. From 1999 to 2000, Mr. Flowers was employed by Equitrade Securities, where he served as owner and head trader of OSJ with a full trading department. Mr. Flowers held Series 7, Series 24, Series 55 and Series 63 licenses from the National Association of Securities Dealers through the end of July 2000.

KELLY D. CLARK was appointed as our secretary and as one of our directors in September, 2005. Ms. Clark has been employed as a real estate agent by Prudential California Realty from 2002 to the present. Prior to that, and from 1998 Ms. Clark was employed as an administrative assistant by various firms in the San Diego area. Ms. Clark attended the University of California at San Diego and Mesa College in San Diego in 2002, where she earned an Associate’s degree in English. Ms. Clark is a member of the San Diego Association of Realtors, the California Association of Realtors, and the National Association of Realtors.

TODD M. PITCHER has been Secretary of our Company since June, 2007. He currently serves as Chairman of the Board of Superclick since October 2003. Mr. Pitcher is also Managing Director of Comprehensive Communications, a professional services and business consulting firm. Mr. Pitcher has also served in the Executive Management in an interim capacity for 4Dcard, Inc. from March 2002 through July 2003. Mr. Pitcher has several years experience in the investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota, and several other regional investment banking firms. Mr. Pitcher has B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

Related Disclosures

On December 6, 2001, the National Association of Securities Dealers (“NASD”) notified Mr. Flowers that, pursuant to NASD Rule 9541(b), it was suspending Mr. Flowers from associating with any member firm. The NASD’s rationale for its suspension of Mr. Flowers was that Mr. Flowers “failed to respond to two different requests by NASD Regulation, Inc. staff for information requested pursuant to NASD Procedural Rule 8210, dated November 28, 2000 and March 1, 2001.” Mr. Flowers did not take corrective action related to his suspension based on his attorney’s counsel, and due to the fact that the case in question, Matter No. EAF000074 had been dismissed by the State of California.

Directors

Michael L. Corrigan, Director. Mr. Corrigan is an attorney practicing in San Diego, California. His practice emphasizes general and SEC representation of emerging high technology and other operating companies. He has been counsel to private and public companies in a broad range of industries, including computer hardware and software, telecommunications, multimedia, action sports, restaurant, entertainment and sporting goods manufacturing. He has assisted these companies with their corporate and partnership organization, private and public financing of debt and equity, mergers and acquisitions, joint ventures, technology licensing, real estate syndication and related commercial arrangements. In addition, Mr. Corrigan has represented several regional investment banking, advisory and management firms in securities and underwriting transactions, as well as compliance matters. Mr. Corrigan attended the University of Denver where he received both a J.D. and M.B.A. degree, was an editor of the Denver Journal of International Law & Policy and clerked at the U.S. Securities & Exchange Commission. He received his undergraduate degree from the University of Notre Dame, where he majored in finance. Mr. Corrigan is a member of the California bar, a 1988 graduate of the San Diego LEAD program and sits on the Medical Bioethics Committee of Sharp Memorial Hospital, the Eagle Scout review board, Board of Trustees of the California Ballet Association and the Board of Trustees of the San Diego Repertory Theatre.

Director & Officer Compensation

At inception on September 9, 2005 we issued 10,000,000 shares to the founders at par value, or $0.001 per share. Those founders are Troy Flowers and Kelly Clark.

In June, 2007, Troy Flowers was issued 1,129,167 shares of stock in lieu of cash for accrual of $241,875 in salary to date since inception.

In June, 2007, Kelly Clark was issued 718,750 shares of stock in lieu of cash for accrual of $118,750 in salary to date since inception.

On November 28, 2007, the board authorized the issuance of 750,000 shares to Todd Pitcher for services to the Company as its secretary.

On November 28, 2007, the board authorized the issuance of 100,000 shares to Michael Corrigan for services to the Company as its director.

During the year ended December 31, 2007, the Company received 3,625,000 shares of founders stock back from the founders in order to improve the Company’s capital structure.

In this registration statement, 100,000 shares of Mr. Corrigan’s stock, 100,000 shares of Mr. Pitcher’s stock, 200,000 shares of Mr. Flowers’ stock and 200,000 shares of Ms. Clark’s stock are being registered.

EXECUTIVE COMPENSATION

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2007 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Outcast, Inc. received compensation in excess of $100,000 during fiscal year 2007.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Troy Flowers, CEO	2007 2006 2005	58,333 42,500 -	- - -	- - -	241,875 - -	- - -	- - -	- - -
Kelly Clark, COO	2007 2006 2005	31.250 - -	- - -	- - -	118,750 - -	- - -	- - -	- - -

Option Grants in Last Fiscal Year

No stock options were granted to the Named Executives for the fiscal year ended December 31, 2007.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

No stock options were exercised or held by the Named Executives during the fiscal year ended December 31, 2007.

Equity Compensation Plan Information

There is currently no stock option executive compensation plan in place.

Employment and Consulting Agreements

The Company has entered into a three year employment agreement with Troy Flowers as CEO, commencing in September, 2005. The terms of the contract include a salary of $151,667. Other performance bonuses are available at the discretion of the board of directors and have not yet been determined. If Mr. Flower’s employment with the Company is terminated by the Company without cause at any time prior to September 15, 2008, he shall receive from the Company severance pay in an amount equal to the following:

•	That portion of his base salary earned through his last day of employment with the Company on its next regularly scheduled payroll date

•
A severance payment equal to his base salary (calculated as a monthly amount) for a period of the earlier of 12 months following his last day of employment with the Company or his first day of a new position with another company

•	All amounts that are fully vested are properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans and

•	All other amounts that are properly payable to him by the Company that have not been paid to him on or before his last day of employment.

The Company has entered into a three year employment agreement with Kelly Clark, initially as Secretary and as of June, 2007 as Chief Operating Officer, commencing in September, 2005. The terms of the contract include a salary of $81,250. Other performance bonuses are available at the discretion of the board of directors and have not yet been determined. If Ms. Clark’s employment with the Company is terminated by the Company without cause at any time prior to September 15, 2008, she shall receive from the Company severance pay in an amount equal to the following:

•	That portion of his base salary earned through her last day of employment with the Company on its next regularly scheduled payroll date

•
A severance payment equal to her base salary (calculated as a monthly amount) for a period of the earlier of 12 months following her last day of employment with the Company or her first day of a new position with another company

•	All amounts that are fully vested are properly payable on or before her last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans and

•	All other amounts that are properly payable to her by the Company that have not been paid to her on or before her last day of employment.

Todd Pitcher, our secretary since June 2007, does not have an employment agreement executed with the Company and is paid on a consulting basis (see “Certain Relationships and Related Transactions” below).

Executives' Compensation Policies

Compensation of Outcast’s executives is intended to attract, retain and award persons that are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on its executives in doing so. The Board focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom the Company expects to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of Outcast’s shareholders. The board believes that option grants should be considered on an annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the majority of the board of directors and are on terms no less favorable than those that we obtained from unaffiliated third parties.

Our Secretary since June, 2007 has worked on a consulting basis at a rate of $90/hour for approximately 30-50 hours per month and was issued 750,000 shares of stock. During fiscal 2007, we paid $30,862 consulting fees to Todd Pitcher.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 2008, certain information with respect to the beneficial ownership of our shares of common stock by each stockholder known by us to be the beneficial owner of more than 5% of our shares of common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of shares of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 13,533,557 shares of our common stock issued and outstanding as of May 23, 2008. As of such date, there also were outstanding warrants which are convertible and exercisable into a total of 97,000 shares of common stock. The business address of each person set forth below is c/o Outcast, Inc. 2658 Del Mar Heights Road, Suite 323 Del Mar, CA 92014, unless otherwise indicated.

Names of Beneficial Owners	Common Shares Issued	Total Beneficial Shares	% Beneficial Ownership
Troy Flowers	6,629,167	6,629,167	48.98%
Kelly Clark	3,718,750	3,718,750	27.48%
Todd M. Pitcher	750,000	750,000	5.54%
Michael Corrigan	100,000	100,000	0.74%
As a Group	11,147,917	11,147,917	82.74%

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

The authorized capital of the Company consists of 75,000,000 shares, of which 10,000,000 shares are preferred stock, par value of $.001 per share, or preferred Stock, and 65,000,000 shares are common stock, par value of $.001 per share, or common stock. As of May 30, 2008 we had 13,533,557 shares of common stock outstanding, and no shares of preferred stock outstanding.

Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose. No holder of any shares of common stock has any preemptive rights to subscribe for any securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount legally available for distribution to holders of common stock. All shares of common stock presently outstanding are fully paid and non-assessable.

Each shareholder is entitled to one vote for each share of common stock held. There is no right to cumulate voting with respect to the election of directors.

Options and Warrants

In addition to our outstanding stock, as of May 30, 2008, there are 97,000 issued and outstanding common stock purchase warrants which are excercisable at $0.35, and which expire in the period from December 2009 through April 2010.

Dividends

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that our Board of Directors deems relevant.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for the indemnification of our directors and officers against all claims and liability by reason of serving as a director or officer. It shall be within the discretion of our Board of Directors whether to advance any funds in advance of disposition incurred by any director or officers in connection with the proceeding. We are not, however, required to reimburse any legal expenses in connection with any proceeding if a determination is made that the director or officer did not act in good faith or in a manner reasonably believed to be in our best interests. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our shareholders to permit the shareholders and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling shareholder. None of our shareholders are required to sell their shares, nor as of the date of this prospectus, has any shareholder indicated an intention to us to sell his, her or its shares. The selling shareholders will sell their shares of common stock at the offering price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The shares being offered by the selling shareholders may be sold from time to time in one or more transactions (which may involve block transactions):

•	On the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading;
•	In privately negotiated transactions; or
•	Any combination of the above.

As of the date of this prospectus, we have no information on the manner or method by which any selling shareholder may intend to sell shares. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling shareholders determine from time to time. The shares may also be sold pursuant to Rule 144. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling shareholder has entered into an agreement with a prospective underwriter. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

None of the selling shareholders are presently “brokers” or “dealers” within the meaning of Sections 2(4) or 2(5), respectively of the Securities Act.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Outcast, Inc. during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

The total number of shares of common stock we have issued as of the date of this registration statement is 13,533,557.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky” laws, with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for a secondary trading of securities registered under 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that public continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling shareholder will be able to advise a selling shareholder in which states our shares of common stock are exempt from registration for secondary sales.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock”. For the purposes of this registration statement, any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, is a “penny stock”, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
•	Obtain financial information and investment experience of the person; and

•
Make a reasonable determination that the transaction in a penny stock is suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	Specifies that the broker or dealer received a signed, written agreement.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

The following table provides as of May 23, 2008 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Selling Shareholder	Beneficial Ownership Before Offering(1)		# Shares Offered	Beneficial Ownership After Offering
Name	# Shares	Percent	# Shares Offered	# Shares	Percent
Troy J. Flowers	6,629,167	48.98%	200,000	6,429,167	47.51%
Kelly Clark	3,718,750	27.48%	200,000	3,518,750	26.00%
Todd M. Pitcher(5)	750,000	5.54%	100,000	650,000	4.80%
Keith Rheinhardt(6)	184,000	1.36%	100,000	84,000	0.62%
Meng Fung(7)	50,000	0.37%	25,000	25,000	0.18%
Nancy Flowers(2)	125,000	0.92%	100,000	25,000	0.18%
Justin Frere(8)	186,400	1.38%	186,400	0	0.00%
Lila Cari Trust(3)	250,000	1.85%	100,000	150,000	1.11%
Li-An Huang(9)	40,000	0.30%	40,000	0	0.00%
Jeff Turner(10)	24,000	0.18%	24,000	0	0.00%
Tony Lopes(11)	4,000	0.03%	4,000	0	0.00%
Brian Callaghan(12)	4,000	0.03%	4,000	0	0.00%
Michael Slatoff(13)	4,000	0.03%	4,000	0	0.00%
Doug Hanson (14)	16,000	0.12%	16,000	0	0.00%

Khris Thetsy(15)	11,240	0.08%	11,240	0	0.00%
Nathan Michaud	200,000	1.48%	200,000	0	0.00%
Brett Maas (16)	100,000	0.74%	50,000	50,000	0.37%
Michael L. Corrigan(17)	100,000	0.74%	100,000	0	0.00%
Gregory Elliot Brandt(18)	10,000	0.07%	10,000	0	0.00%
James Flowers (19)	12,500	0.09%	12,500	0	0.00%
Pyromedia Studios Inc. (20)	10,000	0.07%	10,000	0	0.00%
Robert Anastas(21)	5,000	0.04%	5,000	0	0.00%
Matthew Fanady(22)	2,500	0.02%	2,500	0	0.00%
Quynh Anh Nhu Do(4)	5,000	0.04%	5,000	0	0.00%
Angela Quyenh Do(4)	5,000	0.04%	5,000	0	0.00%
An Hoi Do(4)	10,000	0.07%	10,000	0	0.00%
Tan Do(4)	10,000	0.07%	10,000	0	0.00%
Khiem Hoang (4)	5,000	0.04%	5,000	0	0.00%
Abrams, Garfunkel, Margolis & Bergsen LLC(23)	12000	0.09%	12,000	0	0.00%
Mark Moline(4)	5000	0.04%	5,000	0	0.00%
Larry Davis (4)(24)	505000	3.73%	505,000	0	0.00%
Paul Giarmeleo (4)	5000	0.04%	5,000	0	0.00%
Black Cat Consulting, Inc. (4)(24)	505000	3.73%	505,000	0	0.00%
Aaron Gravitz (4)	10000	0.07%	10,000	0	0.00%
Danae LaVoie(4)	10000	0.07%	10,000	0	0.00%
Frank Drescher Sr.(4)	2500	0.02%	2,500	0	0.00%
Frank Drescher Jr. (4)	2500	0.02%	2,500	0	0.00%
Andrew W. Haag(4)	5000	0.04%	5,000	0	0.00%
Total	13,533,557	100%	2,601,640	10,931,917	80.78%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The Total Shares Registered Pursuant to this Offering reflects shares outstanding but no shares underlying warrants.

(2)	Nancy Flowers is the mother of Troy Flowers.

(3)	Lili Cari Trust is a trust controlled by Troy Flowers.

(4)
Each of the listed stockholders presently holds an equal number of shares of common stock and an equal number of common stock purchase warrants to purchase shares of common stock with an exercise price of $0.35.

(5)	Todd Pitcher has been paid for services with 750,000 shares of common stock at a value of $93,750 without any warrants for an aggregate sum of $93,750.

(6)	Keith Rheinhardt has been paid for services with 180,000 shares of common stock at a value of $22,500. And purchased 4,000 shares for $500 without any warrants for an aggregate sum of $23,000.

(7)	Meng Fung has been paid for services with 50,000 shares of common stock at a value of $6,250 without any warrants for an aggregate sum of $6,250.

(8)	Justin Frere has been paid for services with 186,400 shares of common stock at a value of $23,300 without any warrants for an aggregate sum of $23,300.

(9)	Li-An Huang has been paid for services with 40,000 shares of common stock at a value of $5,000 without any warrants for an aggregate sum of $5,000.

(10)	Jeff Turner has been paid for services with 24,000 shares of common stock at a value of $3,000 without any warrants for an aggregate sum of $3,000.

(11)	Tony Lopes has been paid for services with 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(12)	Brian Callaghan has been paid for services with 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(13)	Michael Slatoff has been paid for services with 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(14)	Doug Hanson has been paid for services with 16,000 shares of common stock at a value of $2,000 without any warrants for an aggregate sum of $2,000.

(15)	Khris Thetsy has been paid for services with 11,240 shares of common stock at a value of $1,405 without any warrants for an aggregate sum of $1,405.

(16)	Brett Maas has been paid for services with 100,000 shares of common stock at a value of $12,500 without any warrants for an aggregate sum of $12,500.

(17)	Michael L. Corrigan has been paid for services with 100,000 shares of common stock at a value of $12,500 without any warrants for an aggregate sum of $12,500.

(18)	Gregory Elliot Brandt has been paid for services with 10,000 shares of common stock at a value of $1,250 without any warrants for an aggregate sum of $1,250.

(19)	James Flowers is the father of Troy Flowers and was gifted 12,500 shares of common stock from Troy Flowers.

(20)	Pyromedia Studios, Inc. has been paid for services with 10,000 shares of common stock at a value of $1,250 without any warrants for an aggregate sum of $1,250.

(21)	Robert Anastas has been paid for services with 5,000 shares of common stock at a value of $625 without any warrants for an aggregate sum of $625.

(22)	Matthew Fanady has been paid for services with 2,500 shares of common stock at a value of $313 without any warrants for an aggregate sum of $313.

(23)	Deron Colby has been paid for services with 12,000 shares of common stock at a value of $1,500 without any warrants for an aggregate sum of $1,500.

(24)	Black Cat Consulting and Larry Davis each purchased 500,000 shares of common stock at a value of $25,000 for an aggregate sum of $50,000.

LEGAL MATTERS

Law Officers of Michael L. Corrigan, San Diego, California issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for the quarter ended March 31, 2008 and for the year ended December 31, 2007 have relied on the reports of Traci J. Anderson independent registered public company accountant, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange of 1934, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Furthermore, we filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock to be sold in this offering. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement, or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Outcast, Inc.

Page
Audited Financial Statements

For the Year Ended December 31, 2006	F-1
For the Year Ended December 31, 2007	F-16

Unaudited Financial Statements

For the Three Months Ended March 31, 2008	F-32

Outcast, Inc.

Audited Financial Statements

For the Year Ended
December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members

Outcast, Inc.

I have audited the accompanying balance sheet of Outcast, Inc. as of December 31, 2006 and the related statements of operation, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2006.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outcast, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered losses, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

October 22, 2007

Outcast, Inc.
Balance Sheet
As of December 31, 2006

ASSETS
Current Assets
Cash	$14,418
Marketable securities at fair value (Note B)	231,825
Total Current Assets	246,243

Total Assets	$246,243

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
Bank overdraft	$28,780
Accounts payable and accrued expenses (Note C)	294,203
Total Current Liabilities	322,983

Total Liabilities	322,983

Stockholder's Deficit (Note H)
Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at December 31, 2006	-

Common stock, par value $.001, 65,000,000 shares authorized; none issued and outstanding at December 31, 2006	-
Common stock payable	18,100
Additional paid-in capital	-
Accumulated deficit	(94,840)
Total Stockholder's Deficit	(76,740)
Total Liabilities and Stockholder's Deficit	$246,243

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Operations
For the Year Ended December 31, 2006

REVENUE & COST OF SALES
Net revenue	$546,000
Cost of sales	247,738
Gross profit	298,262

OPERATING EXPENSES
Personnel	379,267
Professional fees	30,051
General and administrative	10,782
Sales and marketing	1,610
Total operating expenses	421,710
(Loss) from operations	(123,448)

OTHER INCOME/(EXPENSE)
Interest and dividend income	177
Gain (loss) on marketable securities	6,098
Total other income / (expense)	6,275
Earnings before taxes	(117,173)
Income taxes	(1,237)
NET LOSS	$(118,410)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on marketable securities	23,570
Comprehensive income (loss)	$(94,840)

Net (loss) per common share basic and diluted	$(0.009)
Weighted average common shares outstanding basic and diluted	10,144,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statement of Stockholder's Equity
For the Years Ended December 31, 2006 and 2005

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	during the	Total
	Number of		Number of			Paid-in	Developmental	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Equity
BALANCES December 31, 2005	-	-	10,000,000		100		-	100

Issuance of common stock for services			144,000		18,000			18,000
Net loss for the year ended December 31, 2006							(94,840)	(94,840)
BALANCES December 31, 2006	-	$-	10,144,000	$-	$18,100	$-	$(94,840)	$(76,740)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Cash Flows
For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(94,840)
Adjustments to reconcile net income/loss
to net cash (used in) provided by operating activities:
Common stock issued for services	18,000
Unrealized (gain) loss on marketable securities	(23,570)
Realized (gain) loss on marketable securities	(6,098)
Marketable securities received for payment of services	(439,750)
Changes in assets and liabilities:
Accounts payable and accrued expenses	322,983
NET CASH USED IN OPERATING ACTIVITIES	(223,275)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(24,697)
Proceeds from sale of marketable securities	262,290
NET CASH PROVIDED BY INVESTING ACTIVITIES	237,593

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	14,318
CASH, beginning of period	100
CASH, end of period	$14,418

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-
Interest paid	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	18,000
Value of Marketable Securities received for payment of services	439,750

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Outcast, Inc. (the “Company”) was formed on September 9, 2005 in the state of Nevada to provide equity and economic market information and awareness solutions to public companies for the investing public.

Summary of Significant Accounting Principles

Basis of Presentation
The financial statements included herein were prepared under the accrual basis of accounting.

Cash and cash equivalents
For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable securities
The Company reports its investment in marketable securities under the provisions of Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as amended by FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. Pursuant to FAS 115, securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period. Pursuant to FAS 159, securities which are classified as "available for sale" are also reported at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue recognition policy
The Company recognizes revenue in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" and its revisions in SAB No. 104. SAB 101 and 104 clarify application of generally accepted accounting principles related to revenue transactions. The Company also follows American Institue of Certified Public Accountants Statement of Position ("SOP") 97-2, as amended by SOP 98-9, and EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables ("EITF Issue No. 00-21").

The Company recognizes revenues when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectibility is reasonably assured.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition policy (Continued)
In an arrangement with multiple deliverables, the delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

Cost of Revenues
Cost of revenues is recorded if the cost relates directly to the services the Company sells or its revenue-generating websites, namely microstockprofit.com, msprofit.com, outcastrader.com, microcappulse.com and smallcappulse.com. Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, and direct advertising purchases. Data feeds are a key component of many of the Company’s Financial Software and Content Systems services, as well as a key input into its revenue-generating websites. Bandwidth is consumed by the Company’s revenue-generating websites, and by its e-mail mailing services. Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients’ feature on one of the Company’s websites.

Comprehensive Income (Loss)
The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss per common share
The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and

Loss per common share (Continued)
convertible securities using the "if-converted" method. The Company has no convertible securities outstanding as of December 31, 2006.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes.

As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable
Accounts deemed uncollectible are written off in the year they become uncollectible. As of December 31, 2006 the balance in Accounts Receivable was $0.

Advertising costs
All costs relating to marketing and advertising are expensed in the period incurred. Advertising expense for the year ended December 31, 2006 was $1,610.

Impairment of Long-Lived Assets
The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended December 31, 2006.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at management’s estimate of the fair value of the shares issued or services rendered, whichever is more readily determinable.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on the Company’s financial statements.

In February 2006, the FASB issued SFAS Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2006, the FASB issued SFAS Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company does not believe that this recent accounting pronouncement will have a material impact on its financial position or results of operations.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note A. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

NOTE B – MARKETABLE SECURITIES
Following is a comparison of the cost and market value of trading securities included in current assets at December 31, 2006:

Cost	$208,255
Unrealized gain	23,570
Market value	$231,825

NOTE C – ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses at December 31, 2006 consisted of $1,296 of taxes payable $48,740 of trade payables and $244,167 of accrued salaries.

NOTE D—SEGMENT REPORTING
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2006.

NOTE E—INCOME TAXES
Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through December 31, 2006.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE E—INCOME TAXES (Continued)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2006 is as follows:

Total deferred tax asset	$(32,246)
Valuation allowance	32,246
Net deferred tax asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through December 31, 2006 is as follows:

2006
Income tax computed at the federal statutory rate	34%
State income tax, net of federal tax benefit	0%
Total	34%
Valuation allowance	-34%
Total deferred tax asset	0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased (decreased) by approximately $94,340.

As of December 31, 2006, the Company had a federal and state net operating loss carry forward in the amount of approximately $94,340, which expires in the year 2026.

NOTE F—GOING CONCERN
As shown in the accompanying audited financial statements, the Company has suffered recurring losses from operations to date. It has experienced losses of $94,340 since inception and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow. Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE G—COMMITMENTS
As of December 31, 2006, the Company had no commitments.

NOTE H – STOCKHOLDERS EQUITY
At inception on September 9, 2005, the Company granted 10,000,000 shares to the founders at par, or $.001 per share.

During the year ended December 31, 2006, the Company granted 144,000 shares in exchange for $18,000 of services.

As of December 31, 2006, no shares have been issued but have been included in earnings per share on an “as-if” issued basis.

NOTE I—NOTES PAYABLE
As of December 31, 2006, the Company did not have any outstanding notes payables.

Outcast, Inc.

Audited Financial Statements

For the Year Ended
December 31, 2007

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

Page

Independent Auditors Report	F–18

Balance Sheet as of December 31, 2007	F–19

Statements of Operation for the years ended December 31, 2007 and 2006	F–20

Statements of Stockholders Equity for the years ended December 31, 2007 and 2006	F–21

Statements of Cash Flows for the years ended December 31, 2007 and 2006	F–22

Notes To the Financial Statements	F23–F31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members

Outcast, Inc.

I have audited the accompanying balance sheet of Outcast, Inc. as of December 31, 2007 and the related statements of operation, stockholders’ equity and income, and cash flows for the years ended December 31, 2007 and 2006.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outcast, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered losses, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

April 28, 2008

Outcast, Inc.
Balance Sheet
As of December 31, 2007

ASSETS
Current Assets
Cash	$97,282
Marketable securities at fair value (Note B)	121,603
Accounts receivable (Note C)	63,539
Prepaid expenses	5,000
Total Current Assets	287,424

Fixed assets, net (Note D)	13,347
Intangible assets, net (Note E)	312,500
Total Assets	$613,271

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued expenses	17,627
Accrued payroll	28,514
Total Current Liabilities	46,141

Total Liabilities	46,141

Stockholder's Equity (Note G)
Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at December 31, 2007	-

Common stock, par value $.001, 65,000,000 shares authorized; none issued and outstanding at December 31, 2007	-

Common stock payable	721,630
Additional paid-in capital	-
Accumulated deficit	(154,500)
Total Stockholder's Equity	567,130
Total Liabilities and Stockholder's Equity	$613,271

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Operation
For the Years Ended December 31, 2007 and 2006

	For the year Ended December 31,
	2007	2006
REVENUE & COST OF SALES
Net revenue	$895,039	$546,000
Cost of sales	290,300	247,738
Gross profit	604,739	298,262

OPERATING EXPENSES
General and administrative	384,231	420,100
Sales and marketing	2,907	1,610
Total operating expenses	387,138	421,710
(Loss) from operations	217,601	(123,448)

OTHER INCOME/(EXPENSE)
Interest and dividend income	447	177
Interest expense	(135)	-
Realized gain (loss) on marketable securities	(47,620)	6,098
Total other income (expense)	(47,308)	6,275
Earnings (loss) before taxes	170,293	(117,173)
Income taxes	-	(1,237)
NET LOSS	$170,293	$(118,410)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on marketable securities	(229,953)	23,570
Comprehensive income (loss)	$(59,660)	$(94,840)

Net (loss) per common share basic and diluted	$(0.005)	$(0.009)
Weighted average common shares outstanding basic and diluted	11,248,100	10,144,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statement of Stockholder's Equity
For the Years Ended December 31, 2007 and 2006

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	during the	Total
	Number of		Number of			Paid-in	Developmental	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Equity
BALANCES December 31, 2005	-	-	10,000,000		100		-	100

Issuance of common stock for services			144,000		18,000			18,000
Net loss for the year ended December 31, 2006							(94,840)	(94,840)
BALANCES December 31, 2006	-	$-	10,144,000	$-	$18,100	$-	$(94,840)	$(76,740)

Issuance of common stock for services			1,883,157		365,030			365,030
Issuance of common stock for assets			2,500,000		312,500			312,500
Sale of common stock			208,000		26,000			26,000
Founders shares returned			(3,625,000)					-
Net loss for the year ended December 31, 2007							(59,660)	(59,660)
BALANCES December 31, 2007	-	$-	11,110,157	$-	$721,630	$-	$(154,500)	$567,130

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	For the Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(59,660)	$(94,840)
Adjustments to reconcile net income/loss
to net cash (used in) provided by operating activities:
Depreciation	2,154	-
Common stock issued for services	365,030	18,000
Unrealized (gain) loss on marketable securities	229,953	(23,570)
Realized (gain) loss on marketable securities	47,620	(6,098)
Marketable securities received for payment of services	(379,750)	(439,750)
CHANGES IN CURRENT ASSETS AND LIABILITIES:
Increase (decrease) in current assets:
Accounts receivable	(63,539)	-
Prepaid expenses	(5,000)	-
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(61,189)	322,983
Accrued payroll	(215,653)	-
NET CASH USED IN OPERATING ACTIVITIES	(140,034)	(223,275)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	221,104	(24,697)
Purchase of marketable securities	(8,705)	262,290
Acquisition of furniture and equipment	(15,501)	-
Acquisition of intangible assets	(312,500)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(115,602)	237,593
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for asset purchase	312,500	-
Proceeds from the sale of common stock	26,000	-
CASH USED FOR FINANCING ACTIVITIES	338,500	-
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	82,864	14,318
CASH, beginning of period	14,418	100
CASH, end of period	$97,282	$14,418
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$1,237	$-
Interest paid	$-	$-
NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	365,030	18,000
Value of Marketable Securities received for payment of services	379,750	439,750

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Outcast, Inc. (the “Company”) was formed on September 9, 2005 in the state of Nevada to provide equity and economic market information and awareness solutions to public companies for the investing public.

Summary of Significant Accounting Principles

Basis of Presentation
The financial statements included herein were prepared under the accrual basis of accounting.

Cash and cash equivalents
For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable securities
The Company reports its investment in marketable securities under the provisions of Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as amended by FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. Pursuant to FAS 115, securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period. Pursuant to FAS 159, securities which are classified as "available for sale" are also reported at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue recognition policy
The Company recognizes revenue in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" and its revisions in SAB No. 104. SAB 101 and 104 clarify application of generally accepted accounting principles related to revenue transactions. The Company also follows American Institue of Certified Public Accountants Statement of Position ("SOP") 97-2, as amended by SOP 98-9, and EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables ("EITF Issue No. 00-21").

The Company recognizes revenues when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectibility is reasonably assured.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition policy (Continued)
In an arrangement with multiple deliverables, the delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

Cost of Revenues
Cost of revenues is recorded if the cost relates directly to the services the Company sells or its revenue-generating websites, namely microstockprofit.com, msprofit.com, outcastrader.com, microcappulse.com and smallcappulse.com. Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, and direct advertising purchases. Data feeds are a key component of many of the Company’s Financial Software and Content Systems services, as well as a key input into its revenue-generating websites. Bandwidth is consumed by the Company’s revenue-generating websites, and by its e-mail mailing services. Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients’ feature on one of the Company’s websites.

Comprehensive Income (Loss)
The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2007, the Company reported other comprehensive income related to the unrealized gain and loss of marketable securities.

Loss per common share
The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the "if-converted" method. The Company has no convertible securities outstanding as of December 31, 2007.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes.

As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable
Accounts deemed uncollectible are written off in the year they become uncollectible. As of December 31, 2007 the balance in Accounts Receivable was $63,539.

Advertising costs
All costs relating to marketing and advertising are expensed in the period incurred. Advertising expense for the year ended December 31, 2007 and 2006 was $2,907 and $1,610, respectively.

Goodwill and Other Intangible Assets
The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill and other intangible assets arising from an acquisition of a business be periodically assessed for impairment rather than amortized on a straight-line basis. Accordingly, the Company annually reviews the carrying value of this goodwill and other intangible assets to determine whether impairment, as measured by fair market value, may exist. SFAS No. 142 requires that goodwill and other intangible assets be assessed for impairment using fair value measurement techniques. Specifically, goodwill and other intangible asset impairment is determined using a two-step process. The first step of the goodwill and other intangible asset impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit exceeds its carrying amount, then the goodwill and other intangible assets of the reporting unit are not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit's goodwill and other intangible assets with their carrying amount. If the carrying amount of the reporting unit's goodwill and other intangible assets exceeds their implied fair value, then an impairment loss is recognized in an amount equal to that excess.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangible Assets (Continued)

Impairment of Long-Lived Assets
The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the year ended December 31, 2007 or 2006.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at management’s estimate of the fair value of the shares issued or services rendered, whichever is more readily determinable.

Recent Accounting Pronouncements
In February 2006, the FASB issued SFAS Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In March 2006, the FASB issued SFAS Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company does not believe that this recent accounting pronouncement will have a material impact on its financial position or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note A. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE B – MARKETABLE SECURITIES
Following is a comparison of the cost and market value of trading and available-for-sale securities included in current assets at December 31, 2007:

Basis	$351,556
Unrealized loss	(229,953)
Market value	$121,603

NOTE C – ACCOUNTS RECEIVABLE
The accounts receivable balance of $63,539 as of December 31, 2007 is reported gross without offset of an allowance. Uncollectible accounts are written off in the year they become uncollectible.

NOTE D – FIXED ASSETS
Fixed assets consisted of the following at December 31, 2007:

Computer hardware	$12,416
Furniture & fixtures	1,385
Computer software	1,700
15,501
Accumulated depreciation	(2,154)
Fixed assets, net	$13,347

Depreciation expense for the year ended December 31, 2007 and 2006 was $2,154 and $0, respectively.

NOTE E – INTANGIBLE ASSETS
On July, 1, 2007, the Company purchased from its founders the domain names microstockprofit.com, msprofit.com, outcaster.com, microcappulse.com, and smallcappulse.com for 2,500,000 shares of common stock valued at $312,500 on the date of issuance.

NOTE F—COMMITMENTS
As of December 31, 2007, the Company had no commitments.

NOTE G – STOCKHOLDERS EQUITY
At inception on September 9, 2005, the Company granted 10,000,000 shares to the founders at par, or $.001 per share.

During the year ended December 31, 2006, the Company granted 144,000 shares in exchange for $18,000 of services.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE G – STOCKHOLDERS EQUITY (Continued)
During the year ended December 31, 2007, the Company 1) received $26,000 in exchange for 208,000 shares; 2) received services valued at $365,030 in exchange for 1,883,157 shares; 3) received ownership of certain domain names valued at $312,500 in exchange for 2,500,000 shares; and 4) received 3,625,000 shares of founders stock back from the founders in order to improve the Company’s capital structure.

As of December 31, 2007, no shares have been issued but have been included in earnings per share on an “as-if” issued basis.

NOTE H—SEGMENT REPORTING
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2007.

NOTE I—INCOME TAXES
Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through December 31, 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2007 is as follows:

Total deferred tax asset	$(52,530)
Valuation allowance	52,530
Net deferred tax asset	$-

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through December 31, 2007 is as follows:

2007
Income tax computed at the federal statutory rate	34%
State income tax, net of federal tax benefit	0%
Total	34%
Valuation allowance	-34%
Total deferred tax asset	0%

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE I—INCOME TAXES (Continued)
Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. During the year ended December 31, 2007 and 2006, the valuation allowance increased by approximately $59,660 and $94,840, respectively.

As of December 31, 2007, the Company had a federal and state net operating loss carry forward in the amount of approximately $154,500 as described in the following table:

United States Corporation Income Taxes
Year of Loss	Amount	Expiration Date
December 31, 2007	94,840	December 31, 2027
December 31, 2006	59,660	December 31, 2026
	$154,500

NOTE J—GOING CONCERN
As shown in the accompanying audited financial statements, the Company has suffered recurring losses from operations to date. It has experienced losses of $154,500 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.

Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE K—NOTES PAYABLE
As of December 31, 2007, the Company did not have any outstanding notes payables.

NOTE L – SUBSEQUENT EVENTS
On January 7, 2008, the Company issued 9,896,557 shares of common stock in accordance with previously promised grants for services, cash and founder’s shares (See NOTE G). Of the 9,896,557 shares issued, 1,286,400 were for services in fiscal year 2008 valued at $160,800. There currently remains a balance of 2.5 million shares owing Troy Flowers in exchange for the transfer of certain domain names valued at $312,500.

Outcast, Inc.

Unaudited Financial Statements

For the Three Months Ended
March 31, 2008

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007

Page

Balance Sheet as of March 31, 2008	F-34

Statements of Operation for the three months ended March 31, 2008 and 2007	F-35

Statements of Stockholders Equity for the year ended December 31, 2007 and three months ended March 31, 2008	F-36

Statements of Cash Flows for the three months ended March 31, 2008 and 2007	F-37

Notes to the Financial Statements	F-38-F-46

Outcast, Inc.
Balance Sheet (Unaudited)
As of March 31, 2008

ASSETS
Current Assets
Cash	$39,426
Marketable securities at fair value (Note B)	140,246
Accounts receivable (Note C)	140,539
Total Current Assets	320,211

Fixed assets, net (Note D)	13,619
Intangible assets, net (Note E)	312,500
Total Assets	$646,330

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued expenses	7,790
Accrued payroll	28,257
Total Current Liabilities	36,047

Total Liabilities	36,047

Stockholder's Equity (Note G)

Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at March 31, 2008	-

Common stock, par value $.001, 65,000,000 shares authorized; 9,971,557 issued and outstanding at March 31, 2008	9,972

Additional paid-in capital	571,958
Common stock payable	312,500
Accumulated deficit	(284,147)
Total Stockholder's Equity	610,283
Total Liabilities and Stockholder's Equity	$646,330

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Operation (Unaudited)
For the Three Months Ended March 31, 2008 and 2007

	For the Three Months Ended March 31,
	2008	2007
REVENUE & COST OF SALES
Net revenue	$359,309	$20,000
Cost of sales	132,738	58,750
Gross profit	226,571	(38,750)

OPERATING EXPENSES
General and administrative	301,920	54,886
Sales and marketing	5,748	-
Total operating expenses	307,668	54,886
(Loss) from operations	(81,097)	(93,636)

OTHER INCOME/(EXPENSE)
Interest and dividend income	133	21
Interest expense	-	(135)
Realized gain (loss) on marketable securities	(90,829)	23,729
Total other income (expense)	(90,696)	23,615
Earnings (loss) before taxes	(171,793)	(70,021)
Income taxes	-	-
NET LOSS	$(171,793)	$(70,021)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on marketable securities	42,146	(66,695)
Comprehensive income (loss)	$(129,647)	$(136,716)

Net (loss) per common share basic and diluted	$(0.011)	$(0.013)
Weighted average common shares outstanding basic and diluted	12,325,964	10,144,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statement of Stockholder's Equity
For the Year Ended December 31, 2007 and the Three Months Ended March 31, 2008 (Unaudited)

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	during the	Total
	Number of		Number of			Paid-in	Developmental	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Equity
BALANCES December 31, 2006	-	$-	10,144,000	$-	$18,100	$-	$(94,840)	$(76,740)

Issuance of common stock for services			1,883,157		365,030			365,030
Issuance of common stock for assets			2,500,000		312,500			312,500
Sale of common stock			208,000		26,000			26,000
Founders shares returned			(3,625,000)
Net loss							(59,660)	(59,660)
BALANCES December 31, 2007	-	$-	11,110,157	$-	$721,630	$-	$(154,500)	$567,130

Prior year stock payable paid				8,610	(409,130)	400,520		-
Issuance of common stock for services			1,326,400	1,327		164,473		165,800
Sale of common stock			35,000	35		6,965		7,000
Net loss							(129,647)	(129,647)
BALANCES March 31, 2008	-	$-	12,471,557	$9,972	$312,500	$571,958	$(284,147)	$610,283

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Cash Flow (Unaudited)
For the Three Months Ended March 31, 2008 and 2007

	For the Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(129,647)	$(136,716)
Adjustments to reconcile net income/loss to net cash (used in) provided by operating activities:
Depreciation	1,224	-
Common stock issued for services	165,800	-
Non company stock issued for services	78,180	-
Unrealized (gain) loss on marketable securities	(42,146)	66,695
Realized (gain) loss on marketable securities	90,829	(23,729)
Marketable securities received for payment of services	(192,750)	-
CHANGES IN CURRENT ASSETS AND LIABILITIES:
Increase (decrease) in current assets:
Accounts receivable	(77,000)	-
Prepaid expenses	5,000	-
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(9,837)	(77,520)
Accrued payroll	(257)	53,749
NET CASH USED IN OPERATING ACTIVITIES	(110,604)	(117,521)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	47,244	132,251
Purchase of marketable securities	-	(6,810)
Acquisition of furniture and equipment	(1,496)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	45,748	125,441

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	7,000	-
CASH USED FOR FINANCING ACTIVITIES	7,000	-

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(57,856)	7,920
CASH, beginning of period	97,282	14,418
CASH, end of period	$39,426	$22,338

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock issued in exchange for services	165,800	-
Value of Marketable Securities received for payment of services	192,750	-

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The unaudited financial statements of Outcast, Inc. as of March 31, 2008 and for the three month periods ended March 31, 2008 and 2007 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization
Outcast, Inc. (the “Company”) was formed on September 9, 2005 in the state of Nevada to provide equity and economic market information and awareness solutions to public companies for the investing public.

Summary of Significant Accounting Principles

Basis of Presentation
The financial statements included herein were prepared under the accrual basis of accounting.

Cash and cash equivalents
For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable securities
The Company reports its investment in marketable securities under the provisions of Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as amended by FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. Pursuant to FAS 115, securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period. Pursuant to FAS 159, securities which are classified as "available for sale" are also reported at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition policy
The Company recognizes revenue in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" and its revisions in SAB No. 104. SAB 101 and 104 clarify application of generally accepted accounting principles related to revenue transactions. The Company also follows American Institue of Certified Public Accountants Statement of Position ("SOP") 97-2, as amended by SOP 98-9, and EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables ("EITF Issue No. 00-21").

The Company recognizes revenues when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectibility is reasonably assured.

In an arrangement with multiple deliverables, the delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Deferred Revenue: Revenue is deferred for any undelivered elements and is recognized upon product delivery or when the service has been performed.

Cost of Revenues
Cost of revenues is recorded if the cost relates directly to the services the Company sells or its revenue-generating websites, namely microstockprofit.com, msprofit.com, outcastrader.com, microcappulse.com and smallcappulse.com. Cost of revenues consist of labor and consulting fees, subscription fees for access to data feeds of financial and business databases, Internet bandwidth, direct advertising purchases. Data feeds are a key component of many of the Company’s Financial Software and Content Systems services, as well as a key input into its revenue-generating websites. Bandwidth is consumed by the Company’s revenue-generating websites, and by its e-mail mailing services. Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients’ feature on one of the Company’s websites.

Comprehensive Income (Loss)

The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of March 31, 2008, the Company reported other comprehensive income related to the unrealized gain and loss of marketable securities.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per common share
The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the "if-converted" method. The Company has no convertible securities outstanding as of March 31, 2008.

Income taxes
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes.

As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable
Accounts deemed uncollectible are written off in the year they become uncollectible. As of March 31, 2008 the balance in Accounts Receivable was $140,539.

Advertising costs
All costs relating to marketing and advertising are expensed in the period incurred. Advertising expense for the three months ended March 31, 2008 and 2007 was $5,748 and $0, respectively.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangible Assets
The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill and other intangible assets arising from an acquisition of a business be periodically assessed for impairment rather than amortized on a straight-line basis. Accordingly, the Company annually reviews the carrying value of this goodwill and other intangible assets to determine whether impairment, as measured by fair market value, may exist. SFAS No. 142 requires that goodwill and other intangible assets be assessed for impairment using fair value measurement techniques. Specifically, goodwill and other intangible asset impairment is determined using a two-step process. The first step of the goodwill and other intangible asset impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit exceeds its carrying amount, then the goodwill and other intangible assets of the reporting unit are not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit's goodwill and other intangible assets with their carrying amount. If the carrying amount of the reporting unit's goodwill and other intangible assets exceeds their implied fair value, then an impairment loss is recognized in an amount equal to that excess.

Impairment of Long-Lived Assets
The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the three months ended March 31, 2008 or 2007.

Stock-Based Compensation
The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at management’s estimate of the fair value of the shares issued or services rendered, whichever is more readily determinable.

Recent Accounting Pronouncements
In February 2006, the FASB issued SFAS Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In March 2006, the FASB issued SFAS Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company does not believe that this recent accounting pronouncement will have a material impact on its financial position or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note A. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. SFAS 161 amends SFAS 133 and changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently assessing the financial impact of SFAS 161 on our consolidated statements.

NOTE B – MARKETABLE SECURITIES
Following is a comparison of the cost and market value of trading and available-for-sale securities included in current assets at March 31, 2008

Basis	$277,857
Unrealized loss	(137,611)
Market value	$140,246

NOTE C – ACCOUNTS RECEIVABLE
The accounts receivable balance of $140,539 as of March 31, 2008 is reported gross without offset of an allowance. Uncollectible accounts are written off in the year they become uncollectible.

NOTE D – FIXED ASSETS
Fixed assets consisted of the following at March 31, 2008:

Computer hardware	$12,416
Furniture & fixtures	2,881
Computer software	1,700
16,997
Accumulated depreciation	(3,378)
Fixed assets, net	$13,619

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE D – FIXED ASSETS (Continued)
Depreciation expense for the three months ended March 31, 2008 and 2007 was $1,224 and $0, respectively.

NOTE E – INTANGIBLE ASSETS
On July, 1, 2007, the Company purchased from its founders the domain names microstockprofit.com, msprofit.com, outcaster.com, microcappulse.com, and smallcappulse.com for 2,500,000 shares of common stock valued at $312,500 on the date of issuance.

NOTE F—COMMITMENTS
As of March 31, 2008, the Company had no commitments.

NOTE G – STOCKHOLDERS EQUITY
At inception on September 9, 2005, the Company granted 10,000,000 shares to the founders at par, or $.001 per share.

During the year ended December 31, 2006, the Company granted 144,000 shares in exchange for $18,000 of services.

During the year ended December 31, 2007, the Company 1) received $26,000 in exchange for 208,000 shares; 2) received services valued at $365,030 in exchange for 1,883,157 shares; 3) received ownership of certain domain names valued at $312,500 in exchange for 2,500,000 shares; and 4) received 3,625,000 shares of founders stock back from the founders in order to improve the Company’s capital structure.

During the three months ended March 31, 2008, 1) the Company issued 8,610,157 shares related to prior years; 2) the Company issued 1,326,400 shares in exchange for services valued at $165,800; and 3) the Company issued 35,000 shares in exchange for $7,000.

There currently remains a balance of 2.5 million shares owing Troy Flowers in exchange for the transfer of certain domain names valued at $312,500 (See Note E).

As of March 31, 2008, all unissued but earned shares have been included in earnings per share on an “as-if” issued basis.

NOTE H—SEGMENT REPORTING
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of March 31, 2008.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

NOTE I—INCOME TAXES
Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through March 31, 2008.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

At December 31, 2006 a valuation allowance of $32,246 for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by approximately $20,284 for the year ended December 31, 2007, assuming a tax rate of 34%.

As of December 31, 2007, the Company had a federal and state net operating loss carry forward in the amount of approximately $154,500 as described in the following table:

United States Corporation Income Taxes
Year of Loss	Amount	Expiration Date
December 31, 2007	94,840	December 31, 2027
December 31, 2006	59,660	December 31, 2026
	$154,500

NOTE J—GOING CONCERN
As shown in the accompanying audited financial statements, the Company has suffered recurring losses from operations to date. It has experienced losses of $286,960 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.

Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE K—NOTES PAYABLE
As of March 31, 2008, the Company did not have any outstanding notes payables.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee
FINRA filing fee	$7,000.00
Accounting fees and expenses	$60,000.00
Printing expenses	$10,000.00
Legal fees and expenses (including blue sky services and expenses)	$60,000.00
Miscellaneous(1)	$10,000.00
Total	$147,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Nevada General Corporation Law.

1.	Section 145 of the Nevada General Corporation Law provides that each corporation shall have the following powers:
a.
A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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b.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

c.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

d.
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

e.
Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

f.
The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

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g.
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

h.
For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

i.
For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or  beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

j.
 The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 15. Recent Sales of Unregistered Securities.

On May 1, 2008 the registrant closed a private placement financing issuing 97,000 shares of stock at $0.20 per share.

On May 28, 2008, the registrant closed a private transaction to two investors in the May 1, private placement who each purchased an additional 500,000 shares of stock at $0.05 per share. The foregoing purchase and sale to these sophisticated individuals were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) on the basis that the transaction did not involve a public offering. The Company made a similar offer to purchase a block of 500,000 shares at $0.05 to all of the investors that participated in the May 1, 2008 private placement.

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No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

a.	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Amended and Restated Certificate of Incorporation

4.1	Specimen Stock Certificate

5.1	Opinion of Michael L. Corrigan, attorney at law

10.1	Private Placement Purchase Agreement

10.2	Stock Purchase Agreement

23.1	Consent of Traci J. Anderson

23.2	Consent of Michael L. Corrigan (included in Exhibit 5.1)

Item 17. Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iv) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(v) Any other communication that is an offer in the offering made by the undersigned registrant to the purchase.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(i) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933 the information omitted from the from of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on May 30, 2008.

OUTCAST, INC.

By:	/s/ Troy J. Flowers
Name: Troy J. Flowers
Title: Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Troy J. Flowers
Troy J. Flowers	Chairman of the Board and CEO	May 30, 2008
(Principal Executive Officer)

/s/ Kelly Clark
Kelly Clark	Chief Operating Officer and Director	May 30, 2008

/s/ Michael L. Corrigan
Michael L. Corrigan	Director	May 30, 2008

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Amended and Restated Certificate of Incorporation

4.1	Specimen Stock Certificate

5.1	Opinion of Michael L. Corrigan, attorney at law

10.1	Private Placement Purchase Agreement

10.2	Stock Purchase Agreement

23.1	Consent of Traci J. Anderson

23.2	Consent of Michael L. Corrigan (included in Exhibit 5.1)

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